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                                  EXHIBIT 24.2

                                POWER OF ATTORNEY


THE UNDERSIGNED Vice President, Treasurer and Controller of Park Meridian Financial Corporation (the "Company") hereby appoints Kevin T. Kennelly, Ralph
N. Strayhorn, III and Bryan F. Kennedy, III, and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering shares of the Company's common stock to be issued upon the exercise of options granted under the Park Meridian Bank Stock Option Plan for Non-employee Directors, the Park Meridian Bank Employee Stock Option Plan and the Employment and Stock Option Agreement, dated October 1, 1991, as amended, between Kevin T. Kennelly and the Bank (the "Plans"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or elsewhere pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such person may be necessary or appropriate to effect the registration under the Act of the shares of the Company's common stock offered or to be offered pursuant to the Plans.


         EXECUTED on the 25th day of May, 2000.


                                          /s/ Joseph M. Dodson
                                          --------------------------------------
                                          Joseph M. Dodson